Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form N-1A (File No. 33-11466) (the “Registration Statement”) of our report dated February 14, 2020, relating to the financial statements and financial highlights of Ivy VIP Asset Strategy, Ivy VIP Balanced, Ivy VIP Core Equity, Ivy VIP Corporate Bond, Ivy VIP Energy, Ivy VIP Global Bond, Ivy VIP Global Equity Income, Ivy VIP Global Growth, Ivy VIP Government Money Market, Ivy VIP Growth, Ivy VIP High Income, Ivy International Core Equity, Ivy Limited-Term Bond, Ivy VIP Mid Cap Growth, Ivy VIP Natural Resources, Ivy Pathfinder Aggressive, Ivy VIP Pathfinder Conservative, Ivy VIP Pathfinder Moderate, Ivy VIP Pathfinder Moderate – Managed Volatility, Ivy VIP Pathfinder Moderately Aggressive, Ivy VIP Pathfinder Moderately Aggressive – Managed Volatility, Ivy VIP Pathfinder Moderately Conservative, Ivy VIP Pathfinder Moderately Conservative – Managed Volatility, Ivy VIP Science and Technology, Ivy VIP Securian Real Estate Securities, Ivy VIP Small Cap Core, Ivy VIP Small Cap Growth, and Ivy VIP Value, each a series constituting the Ivy Variable Insurance Portfolios, appearing in the Annual Report on Form N-CSR of Ivy Variable Insurance Portfolios for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Kansas City, Missouri
April 27, 2020